                                                                   Exhibit 99.1

4th Quarter Report                                                           UB

                               December 31, 2006

                             Union Bankshares, Inc.
                             ----------------------
                             Amex: UNB

[Photo]


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4th Quarter Report -- December 31, 2006                  Union Bankshares, Inc.
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Consolidated Balance Sheets (unaudited)

                                                  December 31,     December 31,
ASSETS                                                    2006             2005

Cash and Due from Banks                           $ 11,694,471     $ 14,018,842
Federal Funds Sold & Overnight Deposits              9,262,770          189,587
Interest Bearing Deposits in Banks                   5,416,961        8,597,835
Investment Securities Available for Sale            23,675,261       32,407,973
Loans Held for Sale                                  3,799,022        6,546,019
Loans, net                                         313,652,946      300,524,758
Reserve for Loan Losses                             (3,337,768)      (3,071,421)
Premises and Equipment, net                          6,079,715        5,898,424
Other Real Estate Owned                                399,254                0
Accrued Interest & Other Assets                     10,506,572        9,633,646
                                                  ------------     ------------
    Total Assets                                  $381,149,204     $374,745,663
                                                  ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest Bearing Deposits                     $ 54,875,163     $ 52,616,902
Interest Bearing Deposits                          264,946,885      260,682,192
Borrowed Funds                                      14,596,130       16,256,274
Accrued Interest & Other Liabilities                 4,807,829        3,587,484
Common Stock                                         9,837,222        9,837,222
Paid in Capital                                        150,147          139,861
Retained Earnings                                   35,202,734       33,760,610
Accumulated Other Comprehensive Loss                (1,002,725)         (97,951)
Treasury Stock at Cost                              (2,264,181)      (2,036,931)
                                                  ------------     ------------
    Total Liabilities and Shareholders' Equity    $381,149,204     $374,745,663
                                                  ============     ============

Consolidated Statements of Income (unaudited)

                                       12/31/2006    12/31/2005     12/31/2006      12/31/2005
                                           (3 months ended)             (12 months ended)
Interest Income                        $6,491,585    $5,986,256    $25,197,180     $22,256,135
Interest Expense                        1,944,887     1,349,672      6,821,264       4,498,819
                                       ----------    ----------    -----------     -----------
  Net Interest Income                   4,546,698     4,636,584     18,375,916      17,757,316
  Provision for Loan Losses                30,000        60,000        180,000          60,000
                                       ----------    ----------    -----------     -----------
    Net Interest Income after
      Provision for Loan Losses         4,516,698     4,576,584     18,195,916      17,697,316

Trust Income                               85,138       104,945        304,444         300,491
Non-interest Income                     1,029,897     1,266,490      3,753,370       3,754,978
Non-interest Expenses:
  Salaries & Wages                      1,470,574     1,398,046      6,011,727       5,627,296
  Pension & Employee Benefits             674,791       513,366      2,344,465       2,044,870
  Occupancy Expense, net                  208,006       196,619        793,341         788,672
  Equipment Expense                       261,392       251,749      1,047,095       1,040,797
  Other Expenses                          927,930       895,055      3,617,463       3,554,249
                                       ----------    ----------    -----------     -----------
    Total                               3,542,693     3,254,835     13,814,091      13,055,884
                                       ----------    ----------    -----------     -----------
Income before Taxes                     2,089,040     2,693,184      8,439,639       8,696,901
Income Tax Expense                        502,920       777,325      2,184,364       2,459,532
                                       ----------    ----------    -----------     -----------
Net Income                             $1,586,120    $1,915,859    $ 6,255,275     $ 6,237,369
                                       ==========    ==========    ===========     ===========

Earnings per Share                          $0.35         $0.42          $1.38           $1.37
Book Value per Share                                                     $9.25           $9.16

Standby letters of credit were $1,045,000 and $944,000 at December 31, 2006 and 2005, respectively.

Directors UNION BANKSHARES, INC. & UNION BANK
Richard C. Sargent, Chairman            Franklin G. Hovey II
Cynthia D. Borck                        Richard C. Marron
Steven J. Bourgeois                     Robert P. Rollins
Kenneth D. Gibbons                      John H. Steel

Officers UNION BANKSHARES, INC.
Richard C. Sargent                      Chairman
Cynthia D. Borck                        Vice President
Kenneth D. Gibbons                      President & CEO
Marsha A. Mongeon                       Vice President/Treasurer
Robert P. Rollins                       Secretary
JoAnn A. Tallman                        Assistant Secretary

ST. JOHNSBURY ADVISORY BOARD
Cynthia D. Borck                        Kirk Dwyer
J.R. Alexis Clouatre                    Kenneth D. Gibbons
Dwight A. Davis                         Franklin G. Hovey II

LITTLETON ADVISORY BOARD
Judy F. Aydelott                        Schuyler W. Sweet
Stanley T. Fillion                      Norrine A. Williams

Officers UNION BANK

Stacey M. Belanger         Assistant Treasurer             Fairfax
Rhonda L. Bennett          Vice President                  Morrisville
John T. Booth, Jr.         Finance Officer                 Morrisville
Cynthia D. Borck           Executive Vice President        Morrisville
Jennie H. Buchanan         Assistant Vice President        Morrisville
Stacey L.B. Chase          Assistant Treasurer             Morrisville
Jeffrey G. Coslett         Vice President                  Morrisville
Michael C. Curtis          Vice President                  St. Albans
Peter J. Eley              Senior Vice President           Morrisville
Fern C. Farmer             Assistant Vice President        Morrisville
Kenneth D. Gibbons         President & CEO                 Morrisville
Don D. Goodhue             Information Systems Officer     Morrisville
Lorraine M. Gordon         Assistant Vice President        Morrisville
Melissa A. Greene          Assistant Treasurer             Hardwick
Karyn J. Hale              Assistant Treasurer             Morrisville
Claire A. Hindes           Assistant Vice President        Morrisville
Patricia N. Hogan          Vice President                  Morrisville
Tracey D. Holbrook         Vice President                  St. Johnsbury
Lynne P. Jewett            Assistant Treasurer             Morrisville
Peter R. Jones             Vice President                  Morrisville
Stephen H. Kendall         Vice President                  Morrisville

Officers UNION BANK (continued)

Susan O. Laferriere        Vice President                     St. Johnsbury
Dennis J. Lamothe          Vice President                     St. Johnsbury
Susan F. Lassiter          Vice President                     Jeffersonville
Robert L. Miller           Trust Officer                      St. Johnsbury
Marsha A. Mongeon          Senior Vice President-Treasurer    Morrisville
Mildred R. Nelson          Vice President                     Littleton
Karen Carlson Noyes        Assistant Vice President           Morrisville
Barbara A. Olden           Vice President                     St. Johnsbury Ctr.
Deborah J. Partlow         Trust Officer                      Morrisville
Bradley S. Prior           Assistant Treasurer                Morrisville
Colleen D. Putvain         Assistant Treasurer                Morrisville
Craig S. Provost           Assitant Vice President            Stowe
Suzanne L. Roberts         Vice President                     Lyndonville
Robert P. Rollins          Secretary                          Morrisville
Ruth P. Schwartz           Vice President                     Morrisville
Robyn A. Sheltra           Assistant Treasurer                Stowe
David S. Silverman         Senior Vice President              Morrisville
Karen C. Sylvester         Assistant Treasurer                Lyndonville
JoAnn A. Tallman           Assistant Secretary                Morrisville
Alycia R. Vosinek          Commercial Loan Officer            Littleton
Francis E. Welch           Assistant Vice President           Morrisville

                        For more Company information, please visit Union Bank's
                                              web pages at www.unionbankvt.com.

Union Bankshares, Inc.
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Dear Shareholder:                                              January 25, 2007

We are pleased to report to you the financial results and other highlights of 2006 as well as some initiatives planned for 2007.

Net income showed a modest increase in 2006 due in part to a narrowing of the interest margin in the fourth quarter. Also, the loan loss provision was increased and our Littleton branch opened in March, which added some one time startup as well as ongoing overhead costs. We are quite pleased with the reception by the community and growth of this office.

Performance indicators for 2006 remained strong with a return on equity of 14.95%, efficiency ratio of 60%, return on assets of 1.67%, and stockholders equity of 11.15%.

Asset growth continues to be an area of focus for us and most community banks. With renewed interest in the stock market and aggressive mutual funds, brokerage houses and credit unions, deposit growth is a challenge. We continue to offer innovative competitive deposit products and have implemented an officer call program focusing on deposit, loan, trust and merchant services.

We have a number of other initiatives and projects planned for 2007, which include new "platform" software and equipment to streamline account opening and product "sales." "Check 21" electronic image processing of checks will enable us to capture digital images of checks for clearing through the Federal Reserve System. We will also be upgrading our document imaging system, allowing for quick retrieval as well as permanent record storage for loan and other internal documents. These improvements and many others are part of the Information Technology Plan adopted in November.

In December we purchased the Morristown Town Clerk's office building, which had served as the original Union Bank headquarters until 1940 when we moved next door to our "new office." Interior renovations have begun, with commercial services, credit administration, marketing and training facilities to relocate there by April.

As part of the overall plan to effectively utilize our home office quarters, the exterior of the Green Mountain Block, purchased in 2002 and next door, will undergo a major renovation this summer. This effort will substantially improve the appearance and functionality of this building located at a key village intersection.

Typically we comment on seasonal and economic conditions in these letters and this year is quite worthy of comment. The months of November and December either set or tied records for high temperatures and lack of snow. Many businesses closely tied to winter activities are experiencing a decrease in revenue. It is too early to accurately gauge the overall impact of the current weather pattern; however we will monitor the situation and work closely with our customers to help them through this temporary situation.

Despite an array of challenges, 2006 was another strong year for your company and it is appropriate to thank our shareholders, customers and employees for all being a part of this success.

Enclosed is your dividend check or advice of deposit, representing a dividend of $.28 to shareholders of record on January 22, 2007. If you would like to have your dividends deposited directly into an account with us, or another financial institution, and have not already signed up, please contact JoAnn Tallman at
(802) 888-6600 to receive an authorization form.

Sincerely,


/s/ Richard C. Sargent                             /s/ Kenneth D. Gibbons
    Richard C. Sargent                                 Kenneth D. Gibbons
    Chairman                                           President & CEO
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Union Bankshares, Inc.
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Shareholder Assistance
and Investor Information

If you need assistance with a change in registration of certificates, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact us at the address and phone number listed below:


Corporate Name:       Union Bankshares, Inc.

Transfer Agent:       Union Bank
                      P.O. Box 667
                      Morrisville, VT 05661-0667

Phone:                802.888.6600

Fax:                  802.888.4921

E-mail:               ubexec@unionbankvt.com

American Stock Exchange
Ticker Symbol:       UNB


Union Bank Offices

Fairfax                       Littleton, NH                 St. Albans Loan Ctr
Jct. Rtes. 104 & 128*         263 Dells Road*               120 North Main St.
802.849.2600                  603.444.7136                  802.524.9000

Hardwick                      Lyndonville                   St. Johnsbury
103 VT Rte. 15*               183 Depot St.*                364 Railroad St.*
802.472.8100                  802.626.3100                  802.748.3131

Hyde Park                     Morrisville                   St. Johnsbury
250 Main St.                  20 Lower Main St.*            325 Portland St.*
802.888.6880                  802.888.6600                  802.748.3121

Jeffersonville                65 Northgate Plaza*           St. Johnsbury Ctr.
44 Main St.*                  Route 100                     Green Mtn. Mall*
802.644.6600                  802.888.6860                  1998 Memorial Dr.
                                                            802.748.2454
Johnson                       Stowe
198 Lower Main St.*           47 Park St.*                  *ATMs at
802.635.6600                  802.253.6600                  these branches